EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Fourth Quarter and Year End 2016 Results
Fourth Quarter Net Income Available to Common Shareholders of $0.35 Per Share
Fourth Quarter Normalized FFO Available to Common Shareholders of $0.57 Per Share

Newton, MA (March 1, 2017). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and year ended December 31, 2016.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	($ in thousands, except per share and RevPAR data)

Net income (loss) available for common shareholders	$58,020	$(24,660)	$202,446	$145,754
Net income (loss) available for common shareholders per share	$0.35	$(0.16)	$1.30	$0.97
Adjusted EBITDA (1)	$136,989	$123,729	$750,814	$674,896
Normalized FFO available for common shareholders (1)	$93,380	$81,083	$561,383	$503,663
Normalized FFO available for common shareholders per share (1)	$0.57	$0.54	$3.60	$3.34

Portfolio Performance
Comparable hotel RevPAR	$84.76	$84.28	$95.20	$91.91
Comparable hotel RevPAR growth	0.6%	—	3.6%	—
RevPAR (all hotels)	$84.97	$84.73	$94.26	$91.97
RevPAR growth (all hotels)	0.3%	—	2.5%	—
Coverage of HPT’s minimum returns and rents for hotels	0.86x	0.92x	1.10x	1.08x
Coverage of HPT's minimum rents for travel centers	1.51x	1.58x	1.57x	1.74x

(1)
Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income (loss) available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the quarters and years ended December 31, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“During the fourth quarter of 2016, RevPAR at our hotels was negatively impacted by hotel room supply growth, lack of city-wide events and continued weakness in the energy sector, which resulted in lower business economic activity and demand for hotel stays in those geographic areas where certain of our hotels are located. However, for the full year, HPT's comparable RevPAR growth of 3.6% exceeded the industry average and aggregate coverage of our annual hotel minimum returns and rents and travel center minimum rents for 2016 were 1.10 times and 1.57 times, respectively. Subsequent to year end, we raised approximately $594 million of net proceeds from offerings of our senior notes and used a portion of the net proceeds to redeem our higher cost preferred shares.”

Results for the Quarter and Year Ended December 31, 2016 and Recent Activities:

•
Net Income (Loss) Available for Common Shareholders: Net income available for common shareholders for the quarter ended December 31, 2016 was $58.0 million, or $0.35 per diluted share, compared to a net loss available for common shareholders of $24.7 million, or $0.16 per diluted share, for the quarter ended December 31, 2015. Net income available for common shareholders for the quarter ended December 31, 2016 includes the reversal of $3.9 million, or $0.02 per diluted share, of previously accrued business management incentive fee expense. Net loss available for common shareholders for the quarter ended December 31, 2015 includes $44.9 million, or $0.30 per diluted share, of business management incentive fee expense and a $36.8 million, or $0.24 per diluted share, non-cash loss on the distribution of The RMR Group Inc. (Nasdaq: RMR) common stock HPT made to its shareholders. The weighted average number of diluted common shares outstanding was 164.1 million and 151.4 million for the quarters ended December 31, 2016 and 2015, respectively.

Net income available for common shareholders for the year ended December 31, 2016 was $202.4 million, or $1.30 per diluted share, compared to net income available for common shareholders of $145.8 million, or $0.97 per diluted share, for the year ended December 31, 2015. Net income available for common shareholders for the year ended December 31, 2016 includes $52.4 million, or $0.34 per diluted share, of business management incentive fee expense. Net income available for common shareholders for the year ended December 31, 2015 includes $62.3 million, or $0.41 per diluted share, of business management incentive fee expense, a $36.8 million, or $0.24 per diluted share, non-cash loss on the distribution of RMR common stock HPT made to its shareholders and an $11.0 million, or $0.07 per diluted share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 156.1 million and 151.0 million for the years ended December 31, 2016 and 2015, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended December 31, 2016 compared to the same period in 2015 increased 10.7% to $137.0 million.

Adjusted EBITDA for the year ended December 31, 2016 compared to 2015 increased 11.2% to $750.8 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended December 31, 2016 were $93.4 million, or $0.57 per diluted share, compared to Normalized FFO available for common shareholders of $81.1 million, or $0.54 per diluted share, for the quarter ended December 31, 2015. Normalized FFO available for common shareholders includes $52.4 million, or $0.34 per diluted share, and $62.3 million, or $0.41 per diluted share, of business management incentive fee expense for the quarters ended December 31, 2016 and 2015, respectively.

Normalized FFO available for common shareholders for the year ended December 31, 2016 were $561.4 million, or $3.60 per diluted share, compared to Normalized FFO available for common shareholders of $503.7 million, or $3.34 per diluted share, for the year ended December 31, 2015. Normalized FFO available for common shareholders includes $52.4 million, or $0.34 per diluted share, and $62.3 million, or $0.41 per diluted share, of business management incentive fee expense for the years ended December 31, 2016 and 2015, respectively.

•
Hotel RevPAR (comparable hotels): For the quarter ended December 31, 2016 compared to the same period in 2015 for HPT’s 302 hotels that were owned continuously since October 1, 2015: average daily rate, or ADR, increased 1.9% to $120.91; occupancy decreased 0.9 percentage points to 70.1%; and revenue per available room, or RevPAR, increased 0.6% to $84.76.

For the year ended December 31, 2016 compared to 2015 for HPT’s 291 hotels that were owned continuously since January 1, 2015: ADR increased 3.2% to $124.94; occupancy increased 0.3 percentage points to 76.2%; and RevPAR increased 3.6% to $95.20.

•
Hotel RevPAR (all hotels): For the quarter ended December 31, 2016 compared to the same period in 2015 for HPT’s 306 hotels: ADR increased 1.7% to $121.39; occupancy decreased 1.0 percentage point to 70.0%; and RevPAR increased 0.3% to $84.97.

For the year ended December 31, 2016 compared to 2015 for HPT’s 306 hotels: ADR increased 2.8% to $125.01; occupancy decreased 0.2 percentage points to 75.4%; and RevPAR increased 2.5% to $94.26.

•
Coverage of Minimum Returns and Rents: For the quarter ended December 31, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 0.86x from 0.92x for the quarter ended December 31, 2015.

For the year ended December 31, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.10x from 1.08x for the year ended December 31, 2015.

For the quarter ended December 31, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.51x from 1.58x for the quarter ended December 31, 2015.

For the year ended December 31, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.57x from 1.74x for the year ended December 31, 2015.

As of December 31, 2016, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: In November 2016, HPT entered into an agreement to acquire a full service hotel with 121 rooms located in Seattle, WA for a purchase price of $71.6 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the first quarter of 2017. HPT plans to add this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

In December 2016, HPT acquired a full service hotel with 236 rooms located in Milpitas, CA for $46.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

Also in December 2016, HPT terminated a previously announced agreement to acquire a full service hotel with 101 rooms located in Addison, TX for a purchase price of $9.0 million.

In February 2017, HPT acquired a full service hotel with 483 rooms located in Chicago, IL for a purchase price of $85.5 million, excluding acquisition related costs. HPT added this Kimpton branded hotel to its management agreement with InterContinental.

•
Recent Financing Activities: In January 2017, HPT issued $600.0 million aggregate principal amount of senior notes in underwritten public offerings, which included $200.0 million aggregate principal amount of 4.500% unsecured senior notes due 2023 and $400.0 million aggregate principal amount of 4.950% unsecured senior notes due 2027. The proceeds from these offerings of $594.2 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility, to redeem, in February 2017, all of its 11.6 million outstanding 7.125% Series D cumulative redeemable preferred shares for $25.00 per share (an aggregate of $290.0 million) plus accrued and unpaid dividends and for general business purposes, including acquisitions.

Tenants and Managers: As of December 31, 2016, HPT had nine operating agreements with seven hotel operating companies for 306 hotels with 46,583 rooms, which represented 65% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 198 travel centers, which represented 35% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of December 31, 2016, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $68.6 million as of December 31, 2016 (approximately $17.2 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement may be limited to available hotel cash flows after payment of operating expenses and funding of the FF&E reserve. During the three months ended December 31, 2016, HPT realized returns under its Marriott No. 1 agreement of $16.7 million. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.4 million as of December 31, 2016 (approximately $26.6 million per quarter). During the three months ended December 31, 2016, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended December 31, 2016, HPT reduced the available security deposit by $1.0 million to cover shortfalls in hotel cash flows available to pay the returns due for the period. At December 31, 2016, the available security deposit from Marriott for the Marriott No. 234 agreement was $16.5 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended December 31, 2016 of $2.5 million was paid to HPT.

•
InterContinental Agreement: As of December 31, 2016, 94 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $161.8 million (approximately $40.4 million per quarter). During the three months ended December 31, 2016, HPT realized returns and rents under its InterContinental agreement of $39.6 million. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended December 31, 2016, the available security deposit was replenished by $1.8 million from a share of hotel cash flows in excess of the minimum returns and rents due to HPT for the period. At December 31, 2016, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $72.7 million.

•
Morgans Agreement: As of December 31, 2016, HPT had a lease for one hotel with a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of December 31, 2016 (approximately $1.9 million per quarter). In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT filed an action in California for unlawful detainer against Morgans and SBE. HPT is currently in discussions with Morgans and SBE regarding this matter and is pursuing remedies, which may include terminating the Morgans agreement. As of February 28, 2017, all rent payments due to HPT under the lease were current.

•
Other Hotel Agreements: As of December 31, 2016, HPT’s remaining 89 hotels were operated under four agreements: one management agreement with Sonesta (34 hotels), requiring annual minimum returns of $90.2 million as of December 31, 2016 (approximately $22.6 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns and rents of $28.4 million (approximately $7.1 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of December 31, 2016 (approximately $5.5 million per quarter); and one management agreement with a subsidiary of Carlson Hotels Worldwide (11 hotels), requiring annual minimum returns of $12.9 million as of December 31, 2016 (approximately $3.2 million per quarter). Minimum returns and rents due to HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flows after payment of operating expenses. The payments due to HPT under these agreements for the three months ended December 31, 2016 were paid to HPT.

•
Travel Center Agreements: As of December 31, 2016, HPT’s 198 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which required aggregate annual minimum rents of $274.1 million (approximately $68.5 million per quarter). As of December 31, 2016, all payments due to HPT from TA under these leases were current.

Conference Call:

On Wednesday, March 1, 2017, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss HPT's fourth quarter and full year 2016 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, March 8, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10099959.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2016 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF DECEMBER 31, 2016, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF DECEMBER 31, 2016 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES, WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS AND WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR REGARDING THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•
MR. MURRAY NOTES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE REVPAR GROWTH FOR 2016 EXCEEDED INDUSTRY AVERAGE. THIS MAY IMPLY THAT HPT'S COMPARABLE REVPAR GROWTH WILL CONTINUE TO EXCEED INDUSTRY AVERAGE AND THAT HPT'S OPERATING RESULTS WILL IMPROVE AS A RESULT. HOWEVER, HPT'S COMPARABLE REVPAR GROWTH DID NOT EXCEED INDUSTRY AVERAGE FOR THE FOURTH QUARTER OF 2016, HPT'S COMPARABLE REVPAR GROWTH MAY NOT EXCEED INDUSTRY AVERAGE IN FUTURE PERIODS AND HPT'S OPERATING RESULTS MAY NOT IMPROVE BUT COULD DECLINE,

•	HPT HAS ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE WAS IN VIOLATION OF ITS MORGANS AGREEMENT, HPT FILED AN ACTION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO

COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS HISTORICALLY LEASED FROM HPT, AND HPT IS CURRENTLY ENGAGED IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND THESE DISCUSSIONS IS NOT ASSURED, BUT HPT BELIEVES MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE HISTORICAL LEASE. HPT ALSO BELIEVES THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE. THE CONTINUATION OF THIS DISPUTE WITH MORGANS AND SBE REQUIRES HPT TO EXPEND LEGAL FEES AND HPT BELIEVES THE RESULT MAY CAUSE SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND PROPERLY OPERATED. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS. HPT CAN PROVIDE NO ASSURANCE REGARDING THE OUTCOME OF ITS DISPUTE WITH MORGANS AND SBE, AND

•
HPT HAS ENTERED INTO AN AGREEMENT TO ACQUIRE A HOTEL FOR A PURCHASE PRICE OF $71.6 MILLION, AND HPT EXPECTS TO COMPLETE THIS TRANSACTION DURING THE FIRST QUARTER OF 2017 AND TO ADD THIS HOTEL TO ITS EXISTING MANAGEMENT AGREEMENT WITH INTERCONTINENTAL. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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HOSPITALITY PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues (1)	$397,740	$390,910	$1,730,326	$1,634,654
Rental income (2)	80,547	75,554	312,377	283,115
FF&E reserve income (3)	991	976	4,508	4,135
Total revenues	479,278	467,440	2,047,211	1,921,904

Expenses:
Hotel operating expenses (1)	279,299	273,292	1,202,538	1,143,981
Depreciation and amortization	91,150	85,964	357,342	329,776
General and administrative (4)	7,978	56,017	99,105	109,837
Acquisition related costs (5)	482	389	1,367	2,375
Total expenses	378,909	415,662	1,660,352	1,585,969

Operating income	100,369	51,778	386,859	335,935

Dividend income	626	2,640	2,001	2,640
Interest income	47	12	274	44
Interest expense (including amortization of debt issuance costs and debt discounts of $2,036, $1,476, $8,151 and $5,849, respectively)	(37,349)	(36,980)	(161,913)	(144,898)
Loss on distribution to common shareholders of RMR common stock (6)	—	(36,773)	—	(36,773)
Loss on early extinguishment of debt (7)	—	—	(228)	—
Income (loss) before income taxes, equity in earnings (losses) of an investee and gain on sale of real estate	63,693	(19,323)	226,993	156,948
Income tax expense	(537)	(121)	(4,020)	(1,566)
Equity in earnings (losses) of an investee	30	(50)	137	21
Income (loss) before gain on sale of real estate	63,186	(19,494)	223,110	155,403
Gain on sale of real estate (8)	—	—	—	11,015
Net income (loss)	63,186	(19,494)	223,110	166,418
Preferred distributions	(5,166)	(5,166)	(20,664)	(20,664)
Net income (loss) available for common shareholders	$58,020	$(24,660)	$202,446	$145,754

Weighted average common shares outstanding (basic)	164,120	151,400	156,062	150,709
Weighted average common shares outstanding (diluted)	164,128	151,400	156,088	151,002

Net income (loss) available for common shareholders per common share (basic and diluted)	$0.35	$(0.16)	$1.30	$0.97

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (9)
Net income (loss) available for common shareholders	$58,020	$(24,660)	$202,446	$145,754
Add (Less): Depreciation and amortization	91,150	85,964	357,342	329,776
Gain on sale of real estate (8)	—	—	—	(11,015)
FFO available for common shareholders	149,170	61,304	559,788	464,515
Add (Less): Acquisition related costs (5)	482	389	1,367	2,375
Business management incentive fees (4)	(56,272)	(17,383)	—	—
Loss on distribution to common shareholders of RMR common stock (6)	—	36,773	—	36,773
Loss on early extinguishment of debt (7)	—	—	228	—
Normalized FFO available for common shareholders	$93,380	$81,083	$561,383	$503,663

Weighted average common shares outstanding (basic)	164,120	151,400	156,062	150,709
Weighted average common shares outstanding (diluted)	164,128	151,400	156,088	151,002

Basic and diluted per common share amounts:
FFO available for common shareholders	$0.91	$0.40	$3.59	$3.08
Normalized FFO available for common shareholders	$0.57	$0.54	$3.60	$3.34
Distributions declared per share	$0.51	$0.50	$2.03	$1.99

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of EBITDA and Adjusted EBITDA: (10)
Net income (loss)	$63,186	$(19,494)	$223,110	$166,418
Add: Interest expense	37,349	36,980	161,913	144,898
Income tax expense	537	121	4,020	1,566
Depreciation and amortization	91,150	85,964	357,342	329,776
EBITDA	192,222	103,571	746,385	642,658
Add (less): Acquisition related costs (5)	482	389	1,367	2,375
General and administrative expense paid in common shares (11)	557	379	2,834	4,105
Business management incentive fees (4)	(56,272)	(17,383)	—	—
Loss on distribution to common shareholders of RMR common stock (6)	—	36,773	—	36,773
Loss on early extinguishment of debt (7)	—	—	228	—
Gain on sale of real estate (8)	—	—	—	(11,015)
Adjusted EBITDA	$136,989	$123,729	$750,814	$674,896

See Notes on pages 10 and 11

(1)
At December 31, 2016, HPT owned 306 hotels; 303 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At December 31, 2016, HPT also owned 198 travel centers; all 198 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $17,751 and $13,597 less than the minimum returns due to HPT in the three months ended December 31, 2016 and 2015, respectively, and $28,421 and $28,644 less than the minimum returns due to HPT in the years ended December 31, 2016 and 2015, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its consolidated statements of income (loss) as a reduction of hotel operating expenses. Hotel operating expenses were reduced by $3,860 and $2,002 in the three months ended December 31, 2016 and 2015, respectively, and reduced by $2,918 and $2,574 in the years ended December 31, 2016 and 2015, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $13,476 and $11,595 in the three months ended December 31, 2016 and 2015, respectively, and $25,503 and $26,070 in the years ended December 31, 2016 and 2015, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $2,309 and $4,971 more than the minimum returns due to HPT in the three months ended December 31, 2016 and 2015, respectively, and $81,227 and $68,597 more than the minimum returns due to HPT in the years ended December 31, 2016 and 2015, respectively. Certain guarantees to HPT and security deposits held by HPT may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or the guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its consolidated statements of income (loss) as an increase to hotel operating expenses.  Hotel operating expenses were increased by $1,784 and $404 in the three months ended December 31, 2016 and 2015, respectively, and $34,148 and $27,231 in the years ended December 31, 2016 and 2015, respectively, as a result of such replenishments.

(2)
Rental income includes $3,193 and $3,760 in the three months ended December 31, 2016 and 2015, respectively, and $13,570 and $9,568 in the years ended December 31, 2016 and 2015, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis. Rental income includes $1,303 and zero in the three months ended December 31, 2016 and 2015, respectively, and $1,303 and $2,048 in the years ended December 31, 2016 and December 31, 2015, respectively, of percentage rental income.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual incentive fee expense amount for the year, if any, is determined. Net income (loss) includes the reversal of $3,865 of previously accrued estimated business management incentive fees and $44,880 of business management incentive fee expense in the three months ended December 31, 2016 and 2015, respectively, and $52,407 and $62,263 of business management incentive fee expense in the years ended December 31, 2016 and 2015, respectively. Normalized FFO available for common shareholders and Adjusted EBITDA includes business management incentive fee expense of $52,407 and $62,263 for both the three months and years ended December 31, 2016 and 2015, respectively. Business management incentive fees for 2016 and 2015 were paid in cash in January 2017 and 2016, respectively.

(5)	Represents costs associated with HPT’s acquisition activities.

(6)
HPT recorded a $36,773 loss on the distribution HPT made to its common shareholders of RMR common stock in the fourth quarter of 2015 as a result of the closing price of RMR common stock being lower than HPT’s carrying amount per share on the day RMR common stock was distributed to HPT’s shareholders.

(7)	HPT recorded losses of $228 on early extinguishment of debt in the year ended December 31, 2016, in connection with the redemption of certain senior unsecured notes.

(8)	HPT recorded an $11,015 gain on sale of real estate in the year ended December 31, 2015 in connection with the sale of five travel centers.

(9)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss) available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and HPT excludes acquisition related costs, loss on distribution to common shareholders of RMR common stock and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for common shareholders and operating income.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) available for common shareholders or operating income as an indicator of HPT’s operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in HPT’s consolidated statements of income (loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(10)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income (loss), net income (loss) available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders or operating income as an indicator of operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in HPT’s consolidated statements of income (loss).  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(11)
Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager. Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	As of December 31,
	2016	2015
ASSETS

Real estate properties:
Land	$1,563,263	$1,525,637
Buildings, improvements and equipment	7,152,458	6,736,135
Total real estate properties, gross	8,715,721	8,261,772
Accumulated depreciation	(2,512,456)	(2,217,135)
Total real estate properties, net	6,203,265	6,044,637
Cash and cash equivalents	10,896	13,682
Restricted cash (FF&E reserve escrow)	60,456	51,211
Due from related persons	65,332	50,987
Other assets, net	294,279	234,280
Total assets	$6,634,228	$6,394,797

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$191,000	$465,000
Unsecured term loan, net	398,421	397,756
Senior unsecured notes, net	2,565,908	2,403,439
Convertible senior unsecured notes	8,478	8,478
Security deposits	89,338	53,579
Accounts payable and other liabilities	188,053	179,783
Due to related persons	58,475	69,514
Dividends payable	5,166	5,166
Total liabilities	3,504,839	3,582,715

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,268,199 and 151,547,288 shares issued and outstanding, respectively	1,643	1,515
Additional paid in capital	4,539,673	4,165,911
Cumulative net income	3,104,767	2,881,657
Cumulative other comprehensive income (loss)	39,583	(15,523)
Cumulative preferred distributions	(341,977)	(321,313)
Cumulative common distributions	(4,494,407)	(4,180,272)
Total shareholders’ equity	3,129,389	2,812,082
Total liabilities and shareholders’ equity	$6,634,228	$6,394,797